                                                                   EXHIBIT 99.5

                                    CONSENT

  I hereby consent to the reference to me in the Schedule 14A of XTRA Corporation (the "Company") and in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 of the Company relating to the merger of Wheels MergerCo LLC ("MergerCo"), a newly organized Delaware limited liability company formed solely for the purpose of consummating the transactions contemplated by the Agreement and Plan of Merger and Recapitalization, dated as of June 18, 1998, as amended and restated as of July 31, 1998, between the Company and MergerCo, with and into the Company.


                                                    /s/ Michael Gross
                                          -------------------------------------
                                                      Michael Gross

October 16, 1998


                                       1